UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	November 13, 2012
Spherix Incorporated
(Exact name of registrant as specified in its charter)

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
Delaware	0-5576	52-0849320
(Address of principal executive offices) 6430 Rockledge Drive, Suite 503, Bethesda, MD		(Zip Code) 20817
Registrant’s telephone number, including area code	301-897-2540

(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 – Corporate Governance and Management

Item 5.02.  Departure of Directors or Certain Officers;  Election of Directors;  Appointment of Certain Officers;  Compensation Arrangements of Certain Officers.

On November 13, 2012, the Board of Directors of Spherix Incorporation (the “Company”) increased the size of the Board of Directors to eight (8) and appointed Mr. Edward M. Karr and Mr. Harvey J. Kesner as members of the Board of Directors to fill the resulting vacancies.

Mr. Karr is the founder of RAMPartners SA, an investment management and investment banking firm based in Geneva, Switzerland.

Mr. Kesner is a partner with Sichenzia Ross Friedman Ference LLP.  He has concentrated his practice on corporate finance and the structuring of complex domestic and international capital markets transactions.

At present, all independent directors receive (i) an annual cash retainer of $5,000; (ii) an annual grant of $10,000 Company stock options; (iii) $2,500 for each in-person Board meeting attended; (iv) $800 for each in-person Committee meeting attended; and (v) $300 for each teleconference Board or Committee meeting  attended.

Mr. Karr and Mr. Kesner will initially serve on the Compensation and Nominating Committees of the Board of Directors.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Spherix Incorporated
(Registrant)

 By:

/s/ Claire L. Kruger
Claire L. Kruger
CEO

 Date:  November 13, 2012